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                                   EXHIBIT 12
                               Articles of Merger
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             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          SEP 29 1999

          No. C5208-95
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       OF
                      MERCANTILE FACTORING AND CREDIT CORP.
                                  WITH AND INTO
                                  CYNERGY, INC.

To:   The Secretary of State of the State of Nevada

      The undersigned domestic corporations, pursuant to the Nevada Revised Code ("NRS") Section 92A.100, Section 92A.120 and Section 92A.200, hereby executes the following Articles of Merger for the purpose of merging Mercantile Factoring & Credit Corp., a Nevada Corporation ("MFC"), with and into Cynergy, Inc., a Nevada Corporation (the "CYNG").

CYNG hereby certifies that:

1     The name and jurisdiction of each of the constituent corporations are:

      1.1 Mercantile Factoring & Credit Corp, incorporated in the state of Nevada; and

      1.2   Cynergy, Inc., incorporated in the state of Nevada.

2     A Plan of Merger has been adopted by each of the constituent corporations.

3     Pursuant to the Nevada Revised Statute Section 92A.120, the Plan of Merger
was duly adopted and approved by the unanimous consent of the Board of Directors and shareholders of each of MFC and CYNG, respectively.

4     The unamended articles of incorporation of CYNG will be the articles of incorporation of the surviving corporation.

5     The Plan of Merger is on file at 1495 Ridgeview Drive, Suite 220, Reno,
Nevada 89509.

6     A copy of the Plan of Merger will be furnished by CYNG, on request and without cost, to any stockholder of MFC or CYNG.

      In witness whereof, the undersigned have caused this certificate to be signed and attested to, on the 22nd day of September, 1999.


Cynergy, Inc.                             Mercantile Factoring & Credit Corp.


By:   /s/ George I. Norman III            By:   /s/ Dominique M. Bellemare
      ----------------------------              --------------------------------
      George I. Norman III                      Dominique M. Bellemare
      President                                 President


Attest:                                   Attest:

/s/ George A.J. Montieth                  /s/ Rita S. Dickson
----------------------------              ------------------------------
      George A.J. Montieth
      Secretary                                 Secretary


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State of
County of

      On this 21 day of September, 1999, before me, the undersigned, a Notary Public in and for the State of Utah, personally appeared George I. Norman III, known to me to be the President of Cynergy, Inc., who executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.


   [SEAL] NOTARY PUBLIC             /s/ Derek S. Miller
       STATE OF UTAH                -------------------------------------
    My Commission Expires           Notary Public
      October 4, 1999
      Derek S. Miller
       710 S. 200 W.
Salt Lake City, Utah 84101


State of
County of

      On this 20 day of September, 1999, before me, the undersigned, a Notary Public in and for the Province of Quebec, Canada, personally appeared Dominique
M. Bellemare, to me known to be the President of Mercantile Factoring & Credit Corp., who executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.


                                    /s/ (a signature appears here on the
                                        original; it is not legible; and is
                                        not accompanied by a seal.)
                                    -----------------------------------------
                                    Notary Public